EXHIBIT 21.1

SUBSIDIARIES OF XA, INC.

The Experiential Agency, Inc.

An Illinois corporation.

XA Scenes, Inc.

A Nevada corporation.

XA Interactive, Inc.

   A Nevada corporation.

Fiori XA, Inc.

A Nevada corporation